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                                                                    EXHIBIT 23.1




                       Child, Van Wagoner & Bradshaw, PLLC


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-1/A of our report dated August 23, 2007, relating to the financial statements of Ingen Technologies, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading Interest of Named Experts and Counsel in such Prospectus.


/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
February 19, 2008






       5296 So. Commerce Dr., Suite 300 * Salt Lake City, Utah 84107-5370
              Telephone: (801) 281-4700 * Facsimile: (801) 281-4701

           Members: American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants